EXHIBIT 10.16

                                    AGREEMENT

     THIS AGREEMENT is made this 1st day of March, 2001, by and among Reliv' International, Inc., a Delaware corporation ("Reliv'") with offices at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri and Hydron Technologies, Inc., a New York corporation ("Hydron") with offices at 1001 Yamato Road, Suite 403, Boca Raton, Florida.

     WHEREAS, Reliv' is engaged in the business of developing, manufacturing, marketing and selling food and nutritional products;

     WHEREAS, Hydron is engaged in the business of developing, formulating and selling skin care products;

     WHEREAS, Hydron has a license agreement ("NPD Agreement") with National Patent Development Corporation dated November 30, 1989, to use certain proprietary technology (herein referred to as the "Polymer") which Hydron believes has beneficial effects for improving and maintaining the appearance and condition of skin;

     WHEREAS, Hydron has developed and owns certain patented skin technology which is a delivery system that implements the licensed Polymer; and

     WHEREAS, Reliv' and Hydron desire to enter into an agreement pursuant to which Hydron will formulate, have manufactured and sell to Reliv' certain skin care products that contain Hydron's proprietary technology according to the mutually agreed specifications of Reliv and Hydron.

     NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

     1. Definitions. When used in this Agreement, each of the following terms shall have the meaning set forth in this paragraph:

          1.1 "Technology" shall mean formulas for improving and maintaining the appearance and condition of skin and shall include, without limitation, the composition, formula, components or ingredients of any Commercial Product.

          1.2 "Patents" shall mean and include any and all patents or patent applications, and any division or continuation in part, now existing or hereafter prepared, filed, issued or obtained which, in whole or in part, covers, concerns, incorporates, deals with or relates to any part of the Technology. Without limitation, the term "Patents" includes (i) the skin treatment preparation with United States Patent Number 4,883,659, dated November 28, 1989 and (ii) the skin tightening formulation and method for treating skin with United States Patent


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     Number 5,879,684,  dated March 9, 1999 (collectively  referred to herein as the "Hydron Patents").

          1.3   "Commercial   Product"   means  only  the  skin  care   products
     manufactured by or for Hydron and marketed and sold under the Reliv trademark and formulas and utilizing the Technology and Know-How.

          1.4 "Field" means articles intended for application to the human body for cleansing, beautifying, promoting attractiveness or altering the appearance.

          1.5 "Know-How" shall mean and include all information, techniques, methods, formulas or sources concerning or relating to: (1) applications of the Technology to the Field or (2) any of the Commercial Products hereunder, including without limitation, their composition, formulation, ingredients, production, sources of supply or packaging thereof.

          1.6 "Multilevel Marketing" or "MLM" shall mean and include any organization, structure, marketing or sales method or technique or procedure by which products are sold to consumers through a network of independent distributors. Multilevel Marketing shall not include sales through retail stores, or marketing programs principally intended for sales through retail stores or catalogue sales or direct sales through media campaigns utilizing television, radio or print advertising.

          1.7 "Rights" shall mean and include any and all Patents, Know-How, trade secrets, or other proprietary rights of any kind or nature, whether or not patentable, relating to, or utilized in connection with, the Technology or any of the Commercial Products.

          1.8 "Polymer" shall mean the ingredient patented by National Patent Development Corporation ("NPD") which Hydron has a license to use within its Technology.

     2. Exclusivity. Subject to and on the terms and conditions hereof, Hydron agrees to develop and manufacture and Reliv agrees to purchase from Hydron its requirements for Commercial Products and to market and sell such products solely through MLM.

          2.1 Reliv's rights to sell the Commercial Products or any other products utilizing the Rights shall be exclusive during the term hereof for Reliv's MLM business and Hydron shall not retain, sell or transfer any right, interest or license in or to any of the Commercial Products or any other products utilizing the Rights in the Field to any company engaged in MLM.

          2.2 Except as may be otherwise expressly provided in this Agreement, this Agreement shall not prohibit, restrict or limit the rights of Hydron to use or practice, produce or sell products utilizing the Rights (other than for any other



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     company  engaged in MLM) or any other  intellectual  property  rights which
     Hydron may have.

          2.3 Reliv does not have the right to resell the Commercial Products other than to its independent distributors without the express written consent of Hydron. However, Reliv shall have the power to resell the Commercial Products to its foreign subsidiaries that promote the Reliv business solely through MLM.

     3. Product Line, Production, and Product Development.

          3.1 Hydron will develop a combination of Commercial Products utilizing the Technology and formulated to specifications approved by Reliv. The initial Commercial Products include:

          (a)  A hydrating face and body bar;

          (b)  A daytime moisturizer;

          (c)  A fragile, anti-wrinkle eye cream;

          (d)  An anti-aging skin clarifier; and

          (e)  A nightime defensive cream and moisturizer.

          3.2 Hydron  shall  arrange for the  manufacture  and  packaging of the
     Commercial Products. All of the articles shall be manufactured in accordance with mutually agreed specifications under Good Manufacturing Practices, shall be free of defects in workmanship or materials, shall be free of deleterious or toxic materials and shall be suitable for human use. The cost of all manufacturing and packaging shall be borne by Hydron. Hydron reserves the right to reimbursement of actual storage costs from Reliv, if any, for ingredients, components and finished goods associated with production of the Commercial Products.

          3.3 The Commercial Products shall be packaged and labeled in accordance with Reliv's specifications and directions, and Reliv' shall be solely responsible for label design, product names, logos, marketing and sales programs. Reliv' shall coordinate with Hydron or Hydron's contractors regarding the labeling and packaging of the articles and will provide the artwork, specifications and layouts necessary to complete the labeling and packaging for the articles.

          3.4 The parties acknowledge and agree that Hydron is, and intends to continue to be engaged in research and development in various fields. If Hydron develops a new product for use in the Field, Hydron shall be obligated to present such product to Reliv for inclusion in Reliv's line of skin care products prior to offering such product to any MLM competitor of Reliv. Hydron agrees that it will negotiate with Reliv in good faith regarding the pricing and other terms relating to a new product Reliv is interested in pursuing and will provide to Reliv during the



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

     term hereof, at Hydron's sole discretion, information concerning such research and development of such products. All information provided by Hydron pursuant to this paragraph shall be Confidential Information.

          3.5 Any and all enhancements or improvements of or to the Commercial Products by Hydron during the term hereof shall be incorporated in and subject to this Agreement. Any cost increases to Hydron which result from an enhancement or improvement to any Commercial Product which Reliv has agreed to shall be passed to Reliv from Hydron at actual cost. Reliv shall pay a one-time charge of up to 10% of applicable research and development costs incurred by Hydron if such project was agreed to in advance by Reliv.

     4. Ordering and Supply.

          4.1 Subject to and on the terms provided herein, Hydron shall coordinate with its suppliers and manufacturing contractors who shall produce, package and ship to Reliv', in a timely manner and in no event more than 75 days from the date of order, units of the Commercial Product as ordered by Reliv' from time to time during the term hereof. Reliv' shall submit all orders to Hydron in writing. Orders may be transmitted to Hydron by facsimile transmission or mail. All orders shall specify the articles and quantity ordered.

          4.2 Hydron shall send a confirmation of all orders, which confirmation shall confirm the delivery date or provide a different delivery date. Reliv shall have the right to withdraw, without liability, an order which cannot be substantially fulfilled by the delivery date specified in Reliv's order, or other delivery date agreed upon by the parties, due to a material failure on the part of Hydron.

          4.3 The parties acknowledge that all units of the product shipped to Reliv' shall be contained in mutually agreed packaging and that, accordingly, Reliv' shall rely upon Hydron and its contractors to have produced Commercial Products in accordance with agreed upon formulas and specifications. Reliv shall be deemed to have accepted shipment of Commercial Products upon delivery and initial inspection of such products. However, the inspection of any of the goods sold hereunder or the failure of Reliv' to inspect units of the Commercial Products shall not affect or result in the loss by Reliv' of any rights or claims of Reliv' for breach of warranty, non-conformance of the Commercial Products to this Agreement or right to reject delivery or of any other rights of Reliv' at law or in equity. If Reliv' shall, at any time after delivery of any shipment, inspect any number of units of the shipment and determine that a number of units of such shipment do not conform to this Agreement or are in violation of warranties of Hydron herein, Reliv' shall be entitled to reject the non-conforming goods and receive conforming replacements within a reasonable period of time, not to exceed thirty (30) days. Any goods rejected in accordance with this paragraph may be returned to Hydron by Reliv' at Hydron's expense and Reliv' may charge



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


     Hydron for all expenses of unpacking, repacking, examining and reshipping such goods if they are found to be non-conforming.

          4.4 Hydron shall make full payment when due to all suppliers and manufacturing contractors of all amounts due in connection with any and all raw materials, components and finished goods in connection with any Commercial Products ordered by Reliv hereunder.

          4.5 To secure payment of the amounts due from Hydron under Section 6 hereof and performance of all obligations of Hydron to Reliv hereunder:

               4.5.1  Hydron  hereby  grants  to  Reliv  a  continuing  security interest in, a lien upon, and a right of set off against, and hereby assigns to Reliv as security, the following property and interests in property of Hydron, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"): All now owned and hereafter existing or acquired raw materials, ingredients, packaging and work in process required to make the Commercial Products, including without limitation, the Polymer, as well as finished goods and all other Commercial Product inventory of whatsoever kind and nature, wherever located, owned by Hydron and located at the facility of any contract manufacturer.

               4.5.2  Hydron  shall  execute  and  deliver  to  Reliv  such  UCC financing statements as Reliv shall require in form satisfactory to Reliv evidencing the grant of the security interest to Reliv in the Collateral and shall take any and all other action and execute such other and further documents as Reliv may reasonably require such that Reliv shall, as Reliv shall determine, have a valid and effective first lien on all of the Collateral to secure the obligations provided for herein. Upon termination of this Agreement, Reliv shall immediately release all UCC finance documents if Hydron has performed under this Agreement.

               4.5.3 At any time an Event of Default with respect to Hydron exists or has occurred and is continuing, Reliv shall have all rights and remedies provided in this Agreement, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without consent by Hydron, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Reliv hereunder, under this Agreement, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Reliv's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Hydron of this Agreement. Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Reliv may, in its



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


          discretion and without limitation, (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require Hydron, at Hydron's expense, to assemble and make available to Reliv any part or all of the Collateral, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, or (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Reliv or elsewhere) at such prices or terms that shall be commercially reasonable, for cash, upon credit or for future delivery, with Reliv having the right to purchase the whole or any part of the Collateral at any such public or private sale, all of the foregoing being free from any right or equity of redemption of Hydron, which right or equity of redemption is hereby expressly waived and released by Hydron. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Reliv to Hydron designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Hydron waives any other notice. In the event Reliv institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Hydron waives the posting of any bond which might otherwise be required; provided, however, that in any event, if Hydron shall continue to engage in the active conduct of business, Reliv shall not take possession of, sell, foreclose or collect upon or otherwise dispose of that amount of the Polymer in excess of the amount thereof necessary for the production of the reasonably anticipated needs of Reliv therefor for the term provided in Section 8.4.2.

          4.6 Hydron shall at all times during the term of this Agreement provide full and complete information to Reliv concerning the inventory, and the location thereof, of all Polymer, raw materials, ingredients, containers and packaging which may be used for, or which relates to the Commercial Products.

          4.7 In the event of an Event of Default with respect to Hydron, immediately upon the written request of Reliv, and upon receipt of payment therefor, Hydron shall sell and deliver to Reliv, and Reliv shall be entitled to purchase, at Hydron's cost therefor, any and all of such of the Polymer, ingredients, containers or packaging in its possession, in Reliv's possession or held by any contract manufacturer or agent which may be utilized for, or relates to, any of the Commercial Products; provided, however, that if at such time Hydron shall continue to be actively engaged in business, the amount of the Polymer which Hydron shall be obligated to sell and deliver to Reliv shall not



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     exceed  the  amount   reasonably  deemed  necessary  by  Reliv  to  produce
     Commercial  Products  for its needs  during  the term  provided  in Section
     8.4.2.

          4.8 Promptly, and in any event within 20 days after execution of this Agreement, Hydron shall deliver to Reliv no less than 2,000 pounds of the Polymer in appropriate containers for storage. At all times, and from time to time, during the initial term, or any renewal term of this Agreement, Hydron shall cause to be delivered to Reliv that amount of the Polymer such that, at all times, Reliv shall have in its possession an amount equal to the greater of (i) 2,000 pounds of the Polymer or (ii) that amount of the Polymer necessary for the production of the needs of Reliv for the Commercial Products for a period of 24 months based upon the average monthly sales of Commercial Products by Reliv over the immediately preceding six months, such determination to be made every six months during the initial term and all renewal terms of this Agreement. Reliv shall take, and shall be entitled to retain, physical possession of the Polymer which Reliv has agreed to store in conditions suitable for the preservation of the Polymer, such as in a place which has a cool and dry temperature and is removed from any solvents and materials which could cause harm. Title to the Polymer so held by Reliv shall remain with Hydron but shall be held by Reliv at Reliv's risk of loss or damage. Such stored Polymer shall be rotated from time to time from Reliv to Hydron's contract manufacturer for production of the Commercial Products to avoid expiration of the stored Polymer; provided that Hydron shall promptly replace with Reliv any of the Polymer removed from Reliv's premises for use in manufacturing. In the event of an Event of Default with respect to Hydron under Section 8.3.2 (excluding Section 8.3.2(f)) or Section 8.3.3(b) of this Agreement, Reliv shall have the right to purchase all of the Polymer in its possession from Hydron by making payment to Hydron at Hydron's actual cost therefore and shall thereafter be entitled to use, sell and dispose of the Polymer as Reliv shall determine in its sole discretion.

     5. Pricing.

          5.1 Reliv' shall purchase the  Commercial  Products from Hydron at the
     prices  specified  on  Exhibit  A  hereto.   All  prices  shall  be  F.O.B.
     manufacturer's shipping point.

          5.2 Hydron shall be entitled to increase the price per unit hereunder at any time upon 60 days prior written notice to Reliv' solely to the extent of any actual increase in cost per unit incurred by Hydron with respect to the price of manufacturing, packaging, or ingredients involved with the Commercial Products.

          5.3 Hydron shall decrease the price per unit hereunder to the extent of any actual decrease in the cost per unit incurred by Hydron with respect to the price of manufacturing, packaging or ingredients involved with the Commercial Products or due to efficiencies in the manufacturing process. Hydron's obligation to decrease such price per unit to the extent of any decrease in cost is effective upon Reliv's purchase order of at least 50,000 units of a single Commercial



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     Product. If a particular Commercial Product is not ordered in a quantity of
     50,000 units or more per purchase order, then Hydron has no obligation under this Section 5.3.

          5.4 Reliv shall bear and shall pay or reimburse Hydron for the one-time costs in connection with the packaging and introduction of the Commercial Products as estimated and set forth on Exhibit B hereto. All dies, stamps and other such materials associated with the packaging for the Commercial Products shall be the sole and exclusive property of Reliv.

     6. Minimum Purchase Requirement/Payment Terms. In order to keep packaging costs to a minimum, Reliv shall be required to purchase a minimum amount of 30,000 units of any product ordered. Reliv shall make a down-payment of 50% of the order amount at the time of order. The remaining 50% shall be due and payable upon receipt of the goods by Reliv. In order to keep Reliv's finished inventory at a reasonable level, Hydron agrees to make three separate shipments of 10,000 units of each product when and as needed by Reliv. Reliv shall make payment only for that amount received from Hydron. For example, assume the total cost of 30,000 units of a product equals $300,000. Reliv shall pay 50% of the total cost, or $150,000, upon placing the order. Thereafter, Reliv shall pay 16.67% of the total cost, or $50,000, upon receipt of each 10,000 unit shipment. See Exhibit A. Prior to the date of delivery of an order, Hydron shall be indebted to Reliv in the amount of any and all advance payments made by Reliv to Hydron and, in the event of an Event of Default by Hydron, such amount shall be and become immediately payable by Hydron to Reliv. Upon delivery of a shipment to Reliv, Hydron's indebtedness to Reliv shall decrease by the percentage such shipment bears to the total purchase order. Using the foregoing example, upon receipt of the first shipment of Commercial Product, Hydron's indebtedness to Reliv would be decreased by $50,000.

     7. Payment. Hydron shall invoice Reliv' for goods shipped on the date of shipment. Reliv' shall be obligated to pay for goods shipped upon receipt of the goods. Any amount due for goods shipped hereunder more than twenty (20) days from the date of invoice shall bear interest at the rate of 18% per annum.

     8. Term and Termination.

          8.1 The term of this Agreement shall commence on the date hereof and expire three (3) years thereafter. Upon the expiration of the initial term or any renewal term hereof, Reliv shall have the right to renew this Agreement for an additional three (3) year term by giving written notice to Hydron of such election more than sixty (60) days prior to the date of expiration of such term or renewal term. As a condition of Reliv's right of renewal, Reliv must have purchased and paid for a total of at least $1.5 million worth of Commercial Product in the three (3) years during the initial term--a minimum of $300,000 in Year One, $500,000 in Year Two, and $700,000 in Year Three. As a condition of Reliv's right of renewal for a third three year term, Reliv must have purchased and paid for a total of at least $2.5 million worth of Commercial Product during the first three year renewal term--a minimum of $700,000 in Year Four, $800,000 in Year Five, and



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     $1,000,000  in Year Six.  For the purpose of this  automatic  renewal,  the three year term commences on the date of the first order from Reliv, not the date of this Agreement. If Reliv does not satisfy such minimum purchase requirements, then Hydron has the right to disallow a renewal by Reliv.

          8.2 This Agreement may be terminated by either party prior to the expiration of its term or any renewal term by written notice to the other party in the event of an Event of Default with respect to the other party; provided the terminating party is not the cause of such Event of Default on the part of the other party.

          8.3 An Event of Default shall include:

               8.3.1 With respect to either party, any material violation or failure or refusal to perform by such party of any obligation of such party hereunder and the failure or refusal by such party to cure such material violation or non-performance within thirty (30) days after notice thereof specifying the material violation or non-performance shall have been given by the other party;

               8.3.2 With respect to either party,

                    (a) Admission  in writing of its  inability to pay its debts generally as they become due,

                    (b) Filing a petition  for relief under any chapter of Title
               11 of the United States Code or a petition to take advantage of any insolvency under the laws of the United States of America or any state thereof,

                    (c) Making an assignment for the benefit of its creditors,

                    (d) Consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property,

                    (e) Suffering  the entry  of an order for  relief  under any chapter of Title 11 of the United States Code,

                    (f) Filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof; or

                    (g) Ceasing to do business.


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               8.3.3 With respect to Hydron:

                    (a) Three  or  more  instances  of  material   violation  of
               Hydron's warranties herein which go uncured for longer than thirty (30) days;

                    (b) The failure of Hydron, or its manufacturing contractors, to deliver Commercial Product in accordance with paragraph 4 hereof which goes uncured for longer than thirty (30) days; or

                    (c) Three  or more  instances  in which  Reliv'  shall  have validly rejected a shipment, or some portion thereof, of Commercial Product from Hydron, or its manufacturing contractors, in accordance with paragraph 4.3 hereof, and such rejection goes uncured for longer than thirty (30) days.

               8.3.4 With respect to Reliv:

                    (a) Three or more  instances  in which Reliv fails to pay on time and such failure goes uncured for longer than thirty (30) days.

                    (b) Three or more  instances  where  goods were  rejected by
               Reliv as being non-conforming and the rejection was not valid.

          8.4 Provided Reliv shall not be in material breach of this Agreement, in the event of an Event of Default on the part of Hydron under Section
     8.3.2 (excluding Section 8.3.2(f)) or Section 8.3.3(b), whether or not Reliv shall terminate this Agreement, immediately upon any of the foregoing events,

               8.4.1 Reliv shall have the right to manufacture (either itself or through a third party contract manufacturer) and market the Commercial Products.

               8.4.2 Hydron thereupon grants to Reliv for the remaining life of the contract term plus one renewal three year term, a royalty free, worldwide right and license, under and with respect to the Hydron Patents and all Rights, to make, have made, use and sell the Commercial Products and any other products utilizing the Technology and to practice and use any and all inventions in the Hydron Patents and any and all of the Rights. Such license shall be exclusive with respect to any and all products in the Field intended for sale by MLM.

               8.4.3 Reliv shall have the immediate right to receive and use all of the technical information delivered to the escrow agent as provided in

          Section 13 hereof and any other technical information relating to the Technology or the Commercial Products to which it may have access.

               8.4.4 Hydron thereupon grants to Reliv, at Reliv's election and, if necessary, at the consent of NPD, (i) an irrevocable and worldwide right and sublicense, under and with respect to the Polymer, to make, have made, use and sell the Commercial Products and any other products utilizing the Technology and to practice and use any and all inventions utilizing the Polymer in the Field for sale by MLM or (ii) an assignment of all of Hydron's rights under the NPD Agreement, to the extent allowed, for the purpose and to the extent of granting to Reliv the right to make, or have made, use and sell any and all Commercial Products which utilize the Polymer in the Field for MLM.

               8.4.5 All rights of Reliv under this Section 8.4 shall survive the expiration or termination of this Agreement for the amount of time set forth in Section 8.4.2.

          8.5 Subject to Section 8.4 and Section 18, in the event of termination of this Agreement in accordance with Section 8.2 hereof, all rights and obligations of the parties hereunder shall cease and terminate as of the date of such termination; provided, however, that any and all rights of a party which shall have accrued as of the date of such termination or of the expiration hereof, including without limitation, any right or claim for damages for breach of the Agreement, and any rights or obligations of a party provided herein to survive expiration or termination hereof, shall survive termination or expiration of this Agreement.

          8.6 Neither party shall be in default hereunder or be liable for any loss or damage for any delay in the performance of its obligations hereunder due to causes beyond its reasonable control such as acts of God, acts of the other party, acts of military authority, priorities, fires, strikes, floods, hurricanes, tornadoes, epidemics, quarantine restrictions, war, riots, delays in transportation, car shortage, or inability due to causes beyond its reasonable control or to obtain necessary labor, material or manufacturing facilities.

     9. Shipping. Hydron shall cause all units of the Commercial Product to be shipped to Reliv' in accordance with instructions which Reliv' shall provide to Hydron from time to time. Hydron shall deliver all Commercial Product to the carrier packaged in accordance with the provisions hereof with shipping instructions in accordance with those provided by Reliv'. Reliv' shall pay all expenses related to shipping the Commercial Product from Hydron or its warehouses, or Hydron's manufacturing contractors, to Reliv'. Risk of loss shall shift to Reliv' upon delivery of the Commercial Product to the carrier.

     10. Representations and Warranties of Hydron. Hydron hereby warrants, represents and covenants to Reliv' that:

          10.1 Hydron has full power, right and authority to enter into this Agreement with Reliv and the execution and performance of this Agreement by Hydron does not and will not, with or without the giving of notice or the passage of time, violate or constitute a default under any contract, agreement, commitment or license to which Hydron is a party or by which it is bound.

          10.2 None of the Commercial Product produced, sold and delivered to Reliv' hereunder shall be adulterated or misgraded and all units of the Commercial Product and all packaging material, specified and mutually agreed upon by both parties, shall be free of any deleterious or poisonous substance which may render the Commercial Products to be adulterated within the provisions of applicable federal, state or municipal laws.

          10.3 The  Commercial  Products  will  substantially   conform  to  the
     formulations, specifications and descriptions provided by Hydron and to any and all samples thereof provided by Hydron to Reliv'.

          10.4 Hydron will not alter or modify the ingredients or formulation of any Commercial Product without written notice to and written consent of Reliv'.

          10.5 The Commercial Products, the formulation thereof, and the manufacture and sale thereof by Hydron or by Reliv' does not and will not violate or infringe upon any patent or other proprietary right of any person.

          10.6 Hydron has not and will not, before or during the initial or any renewal term of this Agreement, grant a license to any third party which shall conflict with Sections 8.4.2 and 8.4.4.

     11. Representations and Warranties of Reliv. Reliv represents and warrants to Hydron that it has the full right and authority to enter into this Agreement with Hydron, that it has the full right, power and authority to enter into this Agreement and that the execution and performance of this Agreement by Reliv will not with or without the giving of notice or the passage of time, violate or constitute a default under any contract, agreement, or commitment to which Reliv is a party or by which it is bound.

     12. Confidential Information. Each of the parties hereto agrees that, with respect to Confidential Information in its possession as to which no communication thereof is required for the application hereof, or Confidential Information transmitted to it by the other party, such party will not use any such Confidential Information for any purpose other than as expressly authorized herein and shall not disclose, or permit its employees or agents to disclose, such Confidential Information to any person, or to use the same. Confidential Information of the other party may be used by a party hereto solely as follows: (i) for the performance of such party's obligations under this Agreement, (ii) in connection with the manufacture, production, sale or distribution of Commercial Products pursuant to the terms of this Agreement or (iii) for such other purposes as the other party may authorize in writing. Confidential Information of the other party may be disclosed by a party solely to those employees of the party who have a need to know the information for the purposes provided herein and who have executed an agreement for the benefit of both of the parties, in form satisfactory to both and consistent with the provisions hereof, prohibiting the use or further disclosure of such Confidential Information.

     13. Provision of Technical Information.

          13.1 Hydron and Reliv shall enter into an escrow agreement ("Escrow Agreement") within 45 days from the date hereof substantially in the form of Exhibit C hereto. Immediately upon execution of this Agreement, Hydron shall deliver to the escrow agent designated in the Escrow Agreement complete technical information concerning each Commercial Product. Such technical information shall include, but not be limited to:

               13.1.1 The  precise  ingredients   and  formula  for  each of the
          Commercial Products;

               13.1.2 Detailed  and   complete   information    concerning   all
          techniques and methods of compositions, production and manufacture of each such products and each ingredient or component thereof;

               13.1.3 Detailed and complete information concerning all sources of supply for ingredients, alternative sources of supply and production of each Commercial Product and all ingredients and components thereof;

               13.1.4 Such other information concerning or relating to any Commercial Product, or any component or ingredient thereof, or any aspect of the Technology as mutually agreed upon by both parties.

          13.2 All technical information provided pursuant to this paragraph and paragraph 8.4 shall be Confidential Information hereunder and shall be designated as such when provided to a Designated Person. The technical information shall be used only by Reliv in performing its rights and obligations under this Agreement including, without limitation, its rights under Section 8.4.

          13.3 A "Designated Person" shall be an independent third party designated by Reliv and Hydron who shall have executed a confidentiality agreement in favor of Reliv and Hydron.

     14. Indemnification. Provided Reliv shall not be at fault in whole or in part, Hydron agrees to protect, defend, hold harmless and indemnify Reliv', its officers, directors, employees and agents from and against any and all claims, actions, liabilities, losses, costs or expenses (including reasonable attorneys' fees) arising out of or caused by (i) any actual or alleged infringement of any patent or other proprietary right in connection with the manufacture or sale of Commercial Products, (ii) any actual or alleged death or injury to any person, damage to any property, or other damage or loss by whomever suffered resulting from or caused by, or claimed to result from or be caused by, the Commercial Products or the use thereof by any person, (iii) any actual or alleged death or injury to any person, damage to property or any other damage or loss by whomever suffered resulting from or caused by, or alleged to have resulted from or be caused by, any violation by Hydron of any of Hydron's warranties herein or (iv) arising out of any actual or alleged violation by the Commercial Products of any law, statute or ordinance or any governmental or administrative order, rule or regulation.

     15. Infringement. During the term hereof, Reliv shall protect all the Rights in the Field for MLM from infringement. Reliv shall have the right to initiate and prosecute any claims, demands, actions or proceedings concerning or related to any infringement or violation of any Patent or any of the Rights licensed hereunder in the Field for MLM. The determination whether to make any demand or claim or to initiate any action or proceeding in order to protect the Rights shall be within the discretion of Reliv. Reliv shall be responsible for, and shall bear, all costs of any such claim, demand, action or proceeding and shall be entitled to retain all proceeds thereof whether recovered by settlement, judgment or otherwise. In addition, Hydron has the right to initiate any action or proceeding to protect the Rights. Hydron agrees that it shall provide to Reliv prompt notice of any infringement or violation of any of the Patents or Rights of which it shall become aware and shall cooperate fully with Reliv in the prosecution of any claim, demand, action or proceeding for any such infringement or violation which it shall determine to pursue. Notwithstanding, the foregoing, Hydron at its option shall have the right to retain its own legal representation, at its own cost, should it have reason to believe that the validity of its Patent rights are at risk.

     16. Insurance. Hydron agrees to obtain and maintain at all times during the term and renewal term hereof, and to pay all premiums on, a policy or policies of insurance insuring Hydron against claims or liability for death or personal injury caused by or resulting from the use of the Commercial Products providing coverage of at least $3 million and $1 million per occurrence. Hydron shall provide to Reliv' a certificate from the issuer of such insurance certifying to the issuance of such insurance upon execution hereof and at least once each six months during the term hereof. Such insurance shall include an endorsement naming Reliv' as an additional insured and Hydron shall provide to Reliv' a certificate of the insurer to such effect.

     17. Patents and Other Rights.

          17.1 Hydron represents and warrants to Reliv' that:

          17.1.1 Hydron and NPD have entered into the NPD Agreement pursuant to which, among other things, Hydron holds a license to make, have made, use and sell products utilizing the Polymer, including the Commercial Products and other products in the Field utilizing the Technology; the NPD Agreement is in full force and effect and Hydron represents and warrants that there has been no event of default under the NPD Agreement;

          17.1.2 Hydron is the sole owner of the Hydron Patents free and clear of all liens, claims and encumbrances;

          17.1.3 Hydron developed and, except for the Polymer as to which it holds a license, is the sole owner of patented skin technology which is a delivery system for skin care products, including without limitation, the compositions and formulations that implement the Polymer, and including the compositions and formulaes which constitute the Commercial Products;

          17.1.4 Hydron is the sole owner of the Know-How and has the full right, power and authority to manufacture or have manufactured, and to sell to Reliv, the Commercial Products utilizing the Rights and has not entered into any agreement, license, contract or commitment under which any rights relating thereto have been licensed, assigned or granted to any other person which would conflict with the Rights under this Agreement; and

          17.1.5 Hydron has the full right, power and authority to grant or assign to Reliv the licenses and rights provided for in Section 8.4 hereof.

     18. Rights Upon Termination. In addition to any rights Reliv' may have under Section 8.4, from and after the date of expiration or termination of this Agreement for any reason, Reliv shall be entitled to sell or otherwise dispose of any Commercial Product which shall be in Reliv's inventory or on order on the date of such termination or expiration, provided that Reliv shall have paid any and all amounts due to Hydron with respect to such products. Reliv shall be obligated to purchase and take possession of all raw materials and packaging which is unique to Reliv and was purchased by Hydron with the intention of manufacturing the Commercial Products.

     19. Equitable Remedies. Hydron acknowledges that, in the event of a violation by it of the provisions of this Agreement, the remedies of Reliv' hereto at law may be inadequate and Reliv' may, as a result of any such violation, suffer irreparable harm and, accordingly, Reliv' shall have the right to seek injunctive relief or to compel specific performance of this Agreement in a court of competent jurisdiction, and shall be entitled to recover all costs and expenses incurred in connection therewith including a reasonable sum for attorneys' fees.

     20. Notices. Any notice, request or other communication required or permitted to be given under the terms of this Agreement must be given by certified or registered mail, with proper postage fully paid, in an envelope addressed, as follows:

     If to Hydron:                            Terrence S. McGrath
                                              Chief Operating Officer
                                              Hydron Technologies, Inc.
                                              1001 Yamato Road, Suite 403
                                              Boca Raton, Florida 33431

     If to Reliv':                            Robert L. Montgomery
                                              President
                                              Reliv' International, Inc.
                                              P.O. Box 405
                                              Chesterfield, Missouri  63005-0405

Any notice mailed in accordance with the provisions of this paragraph shall be deemed received on the third day following the date of mailing. Any party hereto may change the address to which notices to such party shall be given hereunder by a proper notice of such change of address to the other party.

     21. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral, representations, inducements, agreements, contracts, or commitments. No amendment, change, modification or addition to this Agreement shall be made, or shall be binding upon any party hereto unless the same shall be in writing and shall have been signed by the parties hereto.

     22. Severability. Whenever possible, each paragraph of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such paragraph shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such paragraph and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

     23. Waivers. No failure by any party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default.

     24. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives and successors in interest. Neither party hereto shall have the right to assign any right, interest or obligation under this Agreement without the express written consent of the other party. Both parties shall have the right to assign its rights and obligations under this Agreement to any person or entity who shall purchase or acquire substantially all of the business and properties of such party whether by merger, reorganization, consolidation or sale of assets.

     25. Governing Law, Jurisdiction. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Missouri and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Missouri. Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in St. Louis, Missouri and the parties hereto consent to the jurisdiction and venue in such courts and the service of process by certified mail to the addresses for the parties provided for notice herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     HYDRON, INC.


                                                 By: /s/ Terrence McGrath
                                                     ---------------------------
                                                     Authorized Officer


                                                     RELIV' INTERNATIONAL, INC.


                                                 By: /s/ David G. Kreher
                                                     ---------------------------
                                                     Authorized Officer